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                                                                     Exhibit 4.2



                                     AMERCO

                                       TO

                        THE BANK OF NEW YORK, AS TRUSTEE

                          THIRD SUPPLEMENTAL INDENTURE

                           DATED AS OF AUGUST 30, 2001

                                       TO

                                SENIOR INDENTURE

                            DATED AS OF APRIL 1, 1999

                                MEDIUM TERM NOTES
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            THIRD SUPPLEMENTAL INDENTURE, dated as of the 30th day of August,
2001 (this "Supplemental Indenture"), between AMERCO, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company"), having its principal office at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239, and The Bank of New York, a New York banking corporation, having its principal corporate trust office in New York, New York, as Trustee (herein called the "Trustee") under the Senior Indenture dated as of April 1, 1999 between the Company and the Trustee (the "Senior Indenture").

                             RECITALS OF THE COMPANY

            The Company has executed and delivered the Senior Indenture to the Trustee to provide for the issuance of its unsecured debentures, notes or other evidences of indebtedness, to be issued from time to time in one or more series as determined by the Company in accordance with the terms of the Senior Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as provided in the Senior Indenture.

            Pursuant to the terms of the Senior Indenture, the Company desires to provide for the establishment of a new series of notes to be known as its Medium Term Notes due nine months or more from Date of Issue (said series being hereinafter referred to as the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Senior Indenture and this Supplemental Indenture.

            All things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

             NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof (as defined below), it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS

                             OF SPECIAL APPLICATION

SECTION 101. Definitions.

            For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                        (1) terms used herein and not otherwise defined herein
            shall have the respective meanings assigned thereto in the Senior Indenture, whether by cross-reference or otherwise;
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                        (2) the words "herein", "hereof" and "hereunder" and
            other words of similar import, when used in this Supplemental Indenture, refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision thereof.

                        (3) the terms defined in this Article have the meanings
            assigned to them in this Article and include the plural as well as the singular, as follows:

            "Administrative Procedures" means the Administrative Procedures attached as Exhibit B to the Distribution Agreement.

            "Agents" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and J.P. Morgan Securities Inc.

            "Attributable Debt" means indebtedness for money borrowed deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

            "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests, or any other participation, right, warrant, option, or other interest in the nature of an equity interest in such Person, but excluding debt securities convertible or exchangeable into such equity interest.

            "Capitalized Lease" means any lease, the obligation for Rentals with respect to which, is required to be capitalized on a consolidated balance sheet of the lessee and its Subsidiaries in accordance with GAAP.

            "Change in Control" means the occurrence of:

                        (1) any consolidation, share exchange or merger
            regarding the Company in which the Company is not the continuing or surviving corporation or where the Company's Voting Stock would be converted into cash, securities or other property, other than a merger in which the holders of the Company's Voting Stock immediately prior to the merger have the same or greater direct or indirect proportionate ownership of the surviving corporation's Voting Stock immediately after the merger as they had of the Company's Voting Stock immediately before the merger, or

                        (2) any person or group (as either such term is used in
            Section 13(d) and 14(d) of the Exchange Act), including Affiliates of the Company (but not including the Company, its Subsidiaries, employee stock ownership plans or employee benefit plans of the Company or its Subsidiaries, or Permitted Persons), filing a
            Schedule 13D or 14D-1 (or any successor schedule, form or report under the Exchange Act) disclosing that such a person has become the beneficial owner (as defined in Rule 13d-2 and 13d-5 under the

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            Exchange Act), directly or indirectly, of 50% or more of the Voting
            Stock of the Company.

            "Change in Control Notice" has the meaning specified in Section 701 hereof.

            "Change in Control Purchase" has the meaning specified in Section 701 hereof.

            "Change in Control Triggering Event" means the occurrence of both a Change in Control and a Rating Decline with respect to the Notes.

            "Consolidated Net Tangible Assets" means, as of the date of any determination thereof, the total amount of all assets of the Company and the Consolidated Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting Intangibles.

            "Consolidated Subsidiary" means any Subsidiary of the Company or of any Consolidated Subsidiary which is consolidated with the Company for financial reporting purposes in accordance with GAAP.

            "Distribution Agreement" means the Distribution Agreement dated as of August 30, 2001 between the Company and the Agents.

            "Foreign Currency Notes" has the meaning specified in Section 305 hereof.

            "GAAP" means United States generally accepted accounting principles as in effect as of the date of determination, unless otherwise stated.

            "Good Faith Contest" means, with respect to any tax, assessment, Lien, obligation, claim, liability, judgment, injunction, award, decree, order, law, regulation, statute or similar item, any challenge or contest thereof by appropriate proceedings timely initiated in good faith by the person subject thereto for which adequate reserves therefor have been taken in accordance with GAAP.

            "indebtedness for money borrowed," when used with respect to the Company or any Subsidiary, means any obligation of, or any obligation guaranteed by, the Company or any Subsidiary for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets.

            "Intangibles" means all Intellectual Properties and all goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organizational expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance, prepaid taxes, prepaid advertising, prepaid licensing and other similar expenses prepaid in the ordinary course of business), amounts invested in or advanced to or equity in the Subsidiaries other than Consolidated Subsidiaries less any writedowns thereof, the excess of cost of shares acquired over book value of related assets, any increase in the value of a fixed asset arising from a reappraisal,

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revaluation or write-up thereof, and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

            "Intellectual Properties" means all material patents, patent applications, copyrights, copyright applications, trade secrets, trade names and trademarks, technologies, methods, processes or other proprietary properties or information, which are used by the Company and the Consolidated Subsidiaries in the conduct of their respective businesses and are either owned by them or are used, employed or practiced by them under valid and existing licenses, grants, "shop rights," or other rights.

            "Interest Payment Date" means a date on which interest is payable on a Note.

            "Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by Standard & Poor's Rating Group (or any successor to the rating agency business thereof), and BBB- (or the equivalent) by Fitch, Inc. (or any successor to the rating agency business thereof).

            "Issue Date" means the date of the first issuance of the Notes under this Supplemental Indenture.

            "Lien" means any interest in Property securing an obligation owed to, or a claim by, a person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or Lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, bankers' liens, setoffs and similar arrangements, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes hereunder, the Company or a Consolidated Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other person for security purposes and such retention or vesting shall constitute a Lien.

            "Maturity Date" means the maturity date on which the principal of a Note becomes due and payable.

            "Optional Repayment Date" means the Optional Repayment Date as specified on the face of the Note.

            "Permitted Persons" means (1) Edward J. Shoen, Mark V. Shoen, James
P. Shoen, Paul F. Shoen, Sophia M. Shoen and the spouse and lineal descendants of each such individual, the spouses of each such lineal descendants and the lineal descendants of such spouses, (2) any trusts for the primary benefit of, the executor or administrator of the estate of, or other legal representative of, any of the individuals referred to in the foregoing clause (1), and (3) any corporation with respect to which all the Voting Stock thereof is, directly or indirectly, owned by any of the individuals referred to in the preceding clause
(1).

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            "Priority Debt" means (1) indebtedness for money borrowed of a
Consolidated Subsidiary, except indebtedness for money borrowed issued to and held by the Company or any Wholly-Owned Consolidated Subsidiary, and (but without duplication) (2) Secured Indebtedness.

            "Property" means any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

            "Purchase Date" has the meaning specified in Section 701 hereof.

            "Purchase Notice" has the meaning specified in Section 701 hereof.

            "Purchase Price" has the meaning specified in Section 701 hereof.

            "Rating Agencies" means Standard & Poor's Rating Group and Fitch, Inc., or any successor to the respective rating agency businesses thereof.

            "Rating Date" means the date which is 90 days prior to the earlier of (1) a Change in Control and (2) public notice of the occurrence of a Change in Control or of the intention of the Company to effect a Change in Control.

            "Rating Decline" means, with the respect to the Notes, the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change in Control or of the intention by the Company to effect a Change in Control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event the Notes were assigned an Investment Grade Rating by both of the Rating Agencies on the Rating Date, the rating of the Notes by both of the Rating Agencies shall decrease below an Investment Grade Rating; or (b) in the event the Notes were rated below an Investment Grade Rating by one or both of the Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall decrease by one or more gradations (including gradations within rating categories as well as between rating categories).

            "Rentals" means and includes, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Company or a Consolidated Subsidiary, as lessee or sublessee under a lease of real or personal Property, but shall be exclusive of any amounts required to be paid by the Company or a Consolidated Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

            "Sale and Leaseback Transaction" has the meaning specified in
Section 502 hereof.

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            "Secured Indebtedness" means any indebtedness for money borrowed, whether of the Company or any Consolidated Subsidiary, secured by any lien on any property of the Company or any Consolidated Subsidiary.

            "Specified Currency" means, with respect to a particular Note, the currency listed opposite "Specified Currency" on the face of such Note.

            "Subsidiary" means a person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

            "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors (or Persons performing similar functions) or to direct the business and affairs of the issuer of such Capital Stock in the absence of contingencies.

            "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the outstanding Capital Stock of which (except for directors' qualifying shares to the extent required by applicable law) is owned by the Company and/or its Wholly-Owned Consolidated Subsidiaries.

SECTION 102. Senior Indenture.

            The Senior Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Senior Indenture in the manner and to the extent herein and therein provided.

SECTION 103. Counterparts.

            This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE TWO

                                FORM OF THE NOTES

SECTION 201. Form of the Notes.

            The Distribution Agreement and the Administrative Procedures provide for the sale of the Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors in which case, if the Company requests, the applicable Agent may (if agreed to by such Agent) act as an agent of the Company in soliciting offers for the purchase of the Notes, which Notes shall be in the forms designated in the following paragraph.

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            Each Fixed Rate Note (as defined in Section 301) shall be
substantially in the form set forth in Exhibit A; each Floating Rate Note (as defined in Section 301) shall be substantially in the form set forth in Exhibit B and each Indexed Note (as defined in Section 301) shall be in a form provided by the Company, reasonably agreed to by the Trustee and not inconsistent with the terms of the Senior Indenture and this Supplemental Indenture.

                                  ARTICLE THREE

                    GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 301. Designation of Securities and Amounts Thereof.

            There shall be and is hereby authorized a single series of Securities designated the "Medium Term Notes" (herein called the "Notes"), limited in aggregate principal amount to $350,000,000. Each Note shall be designated a "Fixed Rate Note," a "Floating Rate Note," or an "Indexed Note".

SECTION 302. Payment of Principal and Interest.

            Each Note shall mature on the date or dates set forth, and the principal shall be due and payable to the Holders thereof (subject to Section 304 hereof) in accordance with, and interest thereon shall be paid at the rates, on the dates and on the terms set forth, on the face and on the reverse of such Note.

            For so long as the Notes are represented by Book-Entry Securities, all payments of principal, premium, if any, and interest shall be made by the Company in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            In the case of a certificated Note, (i) all payments of principal of, and premium, if any, on such Note shall be made by the Company in immediately available funds on the Maturity Date upon presentation and surrender thereof (and, in the case of any repayment on an Optional Repayment Date, upon submission of a duly completed form of "Option to Elect Repayment," or in the case of any Change in Control Purchase, a duly completed Purchase Notice, together with a duly completed form of "Option of Holder to Elect Purchase") at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, which office or agency shall initially be the Corporate Trust Office and (ii) all payments of interest, if any, shall be made by the Company on (a) the Maturity Date of such Note to the Person to whom payment of the principal thereof and premium, if any, thereon shall be made and
(b) on any Interest Payment Date (other than the Maturity Date) by check mailed to the address of the Holder entitled thereto appearing on the Security Register. Notwithstanding the provisions of clause (ii) in the immediately preceding sentence, payments of interest, if any, on any Interest Payment Date other than the Maturity Date shall be made by the Company by wire transfer of immediately available funds to each Holder of $10,000,000 (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in the particular Specified Currency) or more in aggregate principal amount of certificated Notes (whether having identical or different terms and provisions) if such Holder has delivered

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appropriate wire transfer instructions in writing to the Trustee not less than
15 days prior to the applicable Interest Payment Date. Wire transfer instructions received by the Trustee shall remain in effect until revoked by the Holder.

            For so long as and to the extent that the Notes are represented by a Book-Entry Security pursuant to Section 304, payments of principal, premium, if any, and interest shall be made in accordance with said Section 304. All other payments of principal and interest shall be made to the registered Holders thereof by a Paying Agent that the Company shall maintain, in the event that certificated Notes shall have been issued, in The City of New York.

            The Notes shall not be subject to any sinking fund. Each Note may be redeemed prior to the Maturity Date on the terms set forth on the face and on the reverse of such Note.

SECTION 303. Ranking.

            The Notes shall be general unsecured obligations of the Company. The Notes shall rank pari passu in right of payment with all unsecured indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company.

SECTION 304. Payments on Book-Entry Securities.

            Principal and interest payments on Notes registered in the name of or held by the Depository or its nominee shall be made to the Depository or its nominee, as the case may be, as the registered owner of the Book-Entry Security representing such Notes. The Company and the Trustee shall treat the Persons in whose names the Notes are registered as the Holders of such Notes for the purpose of receiving payment of principal and interest on such Notes and for all other purposes whatsoever. Therefore, none of the Company, the Trustee or any Paying Agent has any direct responsibility or liability for the payment of principal and interest on the Notes to owners of beneficial interests in any Book-Entry Security. Payments by direct and indirect participants in the Depository shall be the responsibility of such participants.

SECTION 305. Foreign Currency Notes.

            Unless otherwise indicated thereon, Notes will be denominated in U.S. dollars, and payments of principal of, premium (if any) on and interest on such Notes will be made in U.S. dollars. Notwithstanding the foregoing, Notes may be denominated in a currency or currency unit other than U.S. dollars (referred to herein as "Foreign Currency Notes"). Foreign Currency Notes shall be issued in registered form only, without coupons. Unless otherwise specified thereon, payment of the purchase price of Foreign Currency Notes shall be made in immediately available funds. Payments on Foreign Currency Notes are subject to the provisions applicable thereto set forth on the form of each Note.

SECTION 306. Execution, Authentication, Delivery and Dating.

            The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, one of its Vice Presidents or its Treasurer, under its corporate seal (whether in its original or facsimile form) reproduced thereon and attested

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by its Treasurer, one of its Assistant Treasurers, its Secretary or one of its
Assistant Secretaries. The signature of these officers on the Notes may be manual or facsimile.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401. Defeasance of the Notes

            The Notes shall be subject to defeasance in accordance with the provisions of Section 403 of the Senior Indenture.

                                  ARTICLE FIVE

                                    COVENANTS

            The Company covenants and agrees for the benefit of the Holders of the Notes that it will comply with all covenants contained in the Senior Indenture and with such further covenants that are contained in this Article Five and in any other provisions of this Supplemental Indenture.

SECTION 501. Limitation on Liens Securing Indebtedness.

            The Company shall not, and shall not permit any Consolidated Subsidiary to, create or incur, or suffer to be incurred or to exist, at any time, any Lien on its or their Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, to secure the payment of any indebtedness for money borrowed of the Company or of any Consolidated Subsidiary or of any other Person, unless all obligations of the Company on or in respect of the Notes are equally and ratably and validly secured by such Lien by proceedings and documents reasonably satisfactory to the Trustee, except that the provisions of this Section 501 shall not prohibit the following:

                        (a) Liens existing as of the Issue Date securing
            indebtedness for money borrowed of the Company and the Consolidated Subsidiaries outstanding on such date;

                        (b) Liens (i) incurred after the Issue Date given (on or
            within 120 days of the date of acquisition, construction or improvement) to secure the payment of the purchase price or construction costs incurred by the Company or a Consolidated Subsidiary in connection with the acquisition, construction or improvement of real and personal Property useful and intended to be used in carrying on the business of the Company or such Consolidated Subsidiary, or (ii) on fixed assets useful and intended to be used in carrying on the business of the Company or a Consolidated Subsidiary existing at the time of acquisition or construction thereof by the Company or such Consolidated Subsidiary or at the time of acquisition by the Company or a Consolidated Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price or construction costs of the fixed assets to which they attach, so long as Liens permitted by this subclause (ii) were not incurred, extended or renewed in

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            contemplation of such acquisition or construction, provided that any such Liens permitted by this clause (b) shall attach solely to the Property acquired, constructed, improved or purchased.

                        (c) Liens for taxes, assessments or other governmental
            levies or charges not yet due or which are subject to a Good Faith Contest;

                        (d) Liens incidental to the conduct of the Company's and
            the Subsidiaries' businesses or their ownership of Property and other assets not securing any indebtedness for money borrowed and not otherwise incurred in connection with the borrowing of money or obtaining of credit, and which do not in the aggregate materially diminish the value of the Company's or Subsidiaries' Property or assets when taken as a whole, or materially impair the use thereof in the operation of their businesses;

                        (e) Liens in respect of any interest or title of a
            lessor in any Property subject to a Capitalized Lease permitted under Section 502 hereof;

                        (f) Liens arising in respect of judgments against the
            Company, except for any judgment in an amount in excess of $1,000,000 which is not discharged or execution thereof stayed pending appeal within 45 days after entry thereof;

                        (g) Liens in favor of the Company or any Consolidated
            Subsidiary of the Company;

                        (h) Liens consisting of minor survey exceptions or minor
            encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to use of real Property, that are necessary for the conduct of the operations of the Company and its Subsidiaries or that customarily exist on properties of corporations engaged in similar businesses and are similarly situated and that do not in any event materially impair their use in the operations of the Company and its Subsidiaries; and

                        (i) Liens renewing, extending or refunding any Lien
            permitted by the preceding clauses of this Section 501; provided, however, that the principal amount of indebtedness for money borrowed secured by such Lien immediately prior thereto is not increased and such Lien is not extended to any other assets or Property.

            Notwithstanding the foregoing, the Company or any Consolidated Subsidiary may create or assume Liens, in addition to those otherwise permitted by the preceding clauses of this Section 501, securing indebtedness for money borrowed of the Company or any Consolidated Subsidiary issued or incurred after the Issue Date, provided that at the time of such issuance or incurrence, the aggregate amount of all Secured Indebtedness and Attributable Debt would not exceed 15% of Consolidated Net Tangible Assets.

            In the event that any Property of the Company or any Consolidated Subsidiary is subjected to a Lien not otherwise permitted by this Section 501, the Company shall make or cause to be made a provision whereby the Notes shall be secured (together with other indebtedness for

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money borrowed then entitled thereto and equal in rank to the Notes), to the full extent permitted under applicable law, equally and ratably with all other obligations secured thereby, and in any case the Notes shall (but only in such event) have the benefit, to the full extent that the Holders of the Notes may be entitled thereto under applicable law, of an equitable Lien on such Property equally and ratably securing the Notes and such other obligations.

SECTION 502. Limitation on Sale and Leaseback.

            The Company shall not enter, and shall not permit any Consolidated Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or such Consolidated Subsidiary shall, in one transaction or a series of related transactions, (1) sell, transfer or otherwise dispose of any Property owned by the Company or any Consolidated Subsidiary and (2) more than 120 days after the later of the date of initial acquisition of such Property or completion or occupancy thereof, as the case may be, by the Company or such Consolidated Subsidiary, rent or lease, as lessee, such Property or substantially identical Property or any material part thereof (a "Sale and Leaseback Transaction"), provided that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if (a) immediately after the consummation of such Sale and Leaseback Transaction and after giving effect thereto, no Default or Event of Default shall exist and (b) any one of the following conditions is satisfied:

                        (i) the lease concerned constitutes a Capitalized Lease
            and at the time of entering into such Sale and Leaseback Transaction and after giving effect thereto and to any Liens incurred pursuant to Section 501 hereof, the aggregate amount of all Secured Indebtedness and Attributable Debt would not exceed 15% of Consolidated Net Tangible Assets; or

                        (ii) the lease has a term which in the aggregate would
            not exceed 36 months (including any extensions or renewals thereof at the option of the lessee); or

                        (iii) the sale of such Property is for cash
            consideration which equals or exceeds the fair market value thereof (as determined in good faith by the Company) and the net proceeds from such sale are applied, within 180 days of the date of the sale thereof, to either (a) redemption or retirement of the Notes or (b) the payment (other than payments due at maturity or in satisfaction of, or applied to, any mandatory or scheduled payment or prepayment obligation) of indebtedness for money borrowed of the Company which ranks, in right of payment, on a parity with or senior to the Notes.

SECTION 503. Restrictive Agreements.

            The Company shall not enter, and shall not permit any Consolidated Subsidiary to enter, into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of any Consolidated Subsidiary to make loans or advances to the Company or to declare and pay dividends or make distribution on shares of such Consolidated Subsidiary's Capital Stock (whether now or hereafter outstanding); provided, however, that any agreement to subordinate indebtedness for money borrowed, owing from any Consolidated Subsidiary to the Company or owing between Consolidated Subsidiaries pursuant to any Priority Debt or to any guarantee of such indebtedness for money borrowed, shall not be deemed to violate

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this Section 503 so long as any such agreement to subordinate does not directly or indirectly prohibit or restrain the ability of any such Consolidated Subsidiary to make loans or advances to the Company or to declare and pay dividends or make distributions on shares of such Consolidated Subsidiary's Capital Stock (whether now or hereafter outstanding).

SECTION 504. Defeasance of Certain Obligations.

            The Company may omit to comply with the covenants contained in
Section 501, 502, 503 and 701 hereof, and violations of such covenants shall not be deemed to be an event of Default hereunder, under the Senior Indenture and under the Notes, to the extent that all of the conditions set forth in Section 403 of the Senior Indenture have been met.

                                   ARTICLE SIX

                                    REMEDIES

SECTION 601. Events of Default.

            For all purposes of the Senior Indenture and this Supplemental Indenture relating to the Notes, the failure to perform the obligations of the Company set forth in Sections 501, 502, 503 and 701 hereof (including the obligation to purchase the Notes required to be purchased following a Change in Control Purchase in accordance with the terms of the Change in Control Notice and this Supplemental Indenture). shall be an Event of Default in addition to the Events of Default enumerated in Section 501 of the Senior Indenture:

                                  ARTICLE SEVEN

                                PURCHASE OF NOTES

SECTION 701. Purchase of Notes at the Option of Holders Upon a Change in
Control.

            (a) If any Change in Control Triggering Event occurs on or prior to maturity of the Notes, each Holder of Notes will have the right, at the Holder's option, subject to the terms and conditions of the Senior Indenture, to require the Company to purchase (the "Change in Control Purchase") all or any part of the Holder's Notes (so long as the principal amount is $1,000 or an integral multiple of $1,000 (or if the Specified Currency is other than U.S. dollars, the equivalent thereof in the Specified Currency)) on the date that is 60 Business Days (as defined in the Senior Indenture) after the occurrence of the Change in Control Triggering Event (the "Purchase Date"). If a Holder exercises this option, the Company will purchase that Holder's Notes for cash equal to 101% of the principal amount of the Notes plus any interest accrued and unpaid on the Notes through the Purchase Date (the "Purchase Price") in accordance with the procedures set forth in this Section 701.

            (b) Within 30 Business Days after a Change in Control Triggering Event, the Company is obligated to mail to the Trustee and to all Holders of the Notes at their addresses shown in the Security Register (and to beneficial owners as required by applicable law) a notice (the "Change in Control Notice") regarding the Change in Control Triggering Event. The Change in Control Notice shall state, among other things:

                        (1) the date by which the Holder must give the Purchase
            Notice;

                        (2) the Purchase Price;

                        (3) the Purchase Date;

                        (4) the name and address of the Trustee and of any other
            office or agency maintained for the purpose of the surrender of the Notes for purchase;

                        (5) the procedures for withdrawing a Purchase Notice;
            and

                        (6) the procedures that a Holder must follow to exercise
            these rights.

The Company will have the Change in Control Notice published in a daily newspaper of national circulation.

            (c) To exercise the right to have the Company purchase the Notes, a Holder must deliver written notice (a "Purchase Notice") to the Trustee or to any other office or agency maintained for that purpose of the Holder's exercise of that right before the close of business on the Business Day immediately prior to the Purchase Date. The Purchase Notice must state:

               (1) the certificate number of the Note or Notes to be delivered by the Holder for purchase by the Company;

               (2) the portion of the principal amount of the Notes to be purchased (which must be $1,000 or an integral multiple of $1,000 (or if the Specified Currency is other than U.S. dollars, the equivalent thereof in the Specified Currency)); and

               (3) that the Notes will be submitted to the Company accompanied by a duly completed form of "Option of Holder to Elect Purchase" contained on the reverse of such Notes, to the Company to be given to the Trustee as Security Registrar at a Place of Payment specified in the notice (or otherwise make effective delivery of the Note and form of "Option of Holder to Elect Purchase" pursuant to book-entry procedures and the related rules of the Depository) prior to the close of business on the Business Day preceding the Purchase Date for purchase on the Purchase Date pursuant to the applicable provisions of the Notes.

               A Holder may withdraw any Purchase Notice by written notice of withdrawal delivered to the Trustee or to any other office or agency maintained for such purpose no later than the Business Day immediately prior to the Purchase Date. The notice of withdrawal must state the principal amount and the certificate numbers of the Notes as to which the withdrawal notice relates and the principal amount, if any, of the Holder's Notes, which remains subject to the original Purchase Notice.

            (d) On the Purchase Date, the Company shall (i) accept for payment the Notes or portions thereof tendered pursuant to the Change in Control Notice,
(ii) deposit with the Trustee money sufficient to pay the aggregate Purchase Price and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate indicating the Notes or portions thereof tendered to the Company. The Trustee shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail to such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof (or if the Specified Currency is other than U.S. dollars, the equivalent thereof in the Specified Currency).

            (e) The Company shall comply, to the extent then applicable and required by law, with, and make all filings required under, Section 14(e) of the Exchange Act and Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder in connection with the purchase of Notes at the option of Holders upon a Change in Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change in Control Notice, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described above by virtue thereof.

                                  ARTICLE EIGHT

                                  MODIFICATIONS

SECTION 801. Modification or Amendment.

            Modifications and amendments to this Supplemental Indenture shall be made in accordance with Article Nine and other provisions of the Senior Indenture. Notwithstanding anything in Article Nine of the Senior Indenture to the contrary, modification or amendment to this Supplemental Indenture or the Senior Indenture may not waive the Company's obligation to make a Change in Control Purchase without the written consent of the Holders of at least two-thirds in aggregate principal amount of the then Outstanding Notes issued under this Supplemental Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            AMERCO

                                           By:__________________________________
                                              Gary V. Klinefelter
                                              Secretary

Attest:


_______________________
Name:
Title:


                                            THE BANK OF NEW YORK,
                                            as Trustee

                                            By__________________________________
                                            Name:
                                            Title:


Attest:


_______________________
Name:
Title:

STATE OF ARIZONA                    )
COUNTY OF MARICOPA                  )       ss.:


            On the ____ day of August, 2001, before me personally came Gary V. Klinefelter, to me known, who, being by me duly sworn, did depose and say that he is Secretary of AMERCO, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                            __________________________
                                            Name:
                                            Notary Public
                                            State of Arizona
                                            My Commission expires on:



STATE OF NEW YORK                 )
COUNTY OF _______                 )       ss.:


            On the ____ day of August, 2001, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he is _______________ of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                            __________________________
                                            Name:
                                            Notary Public
                                            State of Arizona
                                            My Commission expires on:

                                                                       EXHIBIT A

                            [FORM OF FIXED RATE NOTE]

                                 [Face of Note]

CUSIP NO._____                                         AMERCO

REGISTERED NO. FX-___                             MEDIUM-TERM NOTE                          PRINCIPAL AMOUNT: _____

                                (Fixed Rate Note)

            [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

            THIS NOTE IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN THE TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.] (1)

            The following summary of terms is subject to the information set forth on the reverse hereof:

----------

(1)   Applicable to Book-Entry Securities only.

ORIGINAL ISSUE DATE:                    INTEREST RATE:             %          STATED MATURITY DATE:

INTEREST PAYMENT DATE(S):
[  ]  January 15 and July 15
[  ]  Other:

REDEMPTION DATE:

INITIAL REDEMPTION DATE:                INITIAL REDEMPTION                    ANNUAL REDEMPTION PERCENTAGE
                                        PERCENTAGE: %                         REDUCTION:  %


OPTIONAL REPAYMENT DATE(S):             [  ]  CHECK IF A
                                              DISCOUNT NOTE
                                                 Issue Price:       %

SPECIFIED CURRENCY:                     AUTHORIZED DENOMINATION:                  EXCHANGE RATE
[  ]  United States dollars             [  ]  $1,000 and integral                 AGENT:
[  ]  Other:                                  multiples thereof
                                        [  ]  Other:

ADDENDUM ATTACHED                       OTHER/ADDITIONAL PROVISIONS:
[  ]  Yes
[  ]  No

            AMERCO, a corporation duly organized and existing under the laws of Nevada (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________________________ or registered assigns, the principal sum specified above on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be.

            Interest will be paid on the Interest Payment Date or Dates specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment and on the Maturity Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the Regular Record Date (as defined below) specified above next preceding such Interest Payment Date. The first payment of interest on any Note originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date (as defined in the Indenture) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes of this series not less than 10 calendar days prior to such Special Record Date (as defined in the Indenture), or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. "Regular Record Date" means, with respect to an applicable Interest Payment Date, the fifteenth calendar day, whether or not a Business Day, immediately preceding such Interest Payment Date.

            If this Note is a Book-Entry Security as specified above, while this
Note is represented by one or more Book-Entry Securities registered in the name of the Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such Book-Entry Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

            Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon submission of a duly completed election form of "Option to Elect Repayment" or, in the case of any Change in Control Purchase, a duly completed Purchase Notice, together with a duly completed form of "Option of Holder to Elect Purchase," in each case, as contemplated on the reverse hereof) at the corporate trust office of the Trustee (the "Corporate Trust Office") maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine; provided, however, that if the Specified Currency specified above is other than United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed form of "Option to Elect Repayment" or, in the case of any Change of Control Purchase, a duly completed Purchase Notice, together with a duly completed form of "Option of Holder to Elect Purchase") is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided, however, that a Holder of U.S. $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

            The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed upon the Holder of this Note. If this Note is a certificated Note as specified above, payment of the principal, premium, if any, and interest payable on the Maturity Date in respect of this Note will be made in immediately available funds upon surrender of this Note accompanied by wire instructions at the Corporate Trust Office of the Trustee, provided that this Note is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF AND THE ATTACHED ADDENDUM, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

            Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
AMERCO

By:
   -------------------------------------
Authorized Signatory


Attest:
       ---------------------------------
Its:
    ------------------------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of a series of Securities issued under the within-mentioned Third Supplemental Indenture and Senior Indenture.

THE BANK OF NEW YORK,
   as Trustee

By:
   -------------------------------------
     Authorized Signatory

                                [Reverse of Note]

                                     AMERCO

                                MEDIUM-TERM NOTE

            SECTION 1. General. This Note is one of a duly authorized series of Securities of the Company (the "Notes"), issued and to be issued in one or more series under a Senior Indenture, dated as of April 1, 1999 (the "Senior Indenture") and the Third Supplemental Indenture, dated as of August 30, 2001 (the "Third Supplemental Indenture" and, together with the Senior Indenture, the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated as "Medium-Term Notes Due Nine Months or More From Date of Issue." The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions and may otherwise vary, all as provided in the Indenture. All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

            SECTION 2. Payments. Interest on this Note will be payable in arrears on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, on the Maturity Date.

            Unless otherwise specified on the face hereof, payments on this Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or the Maturity Date. Interest on this Note will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

            Unless otherwise specified on the face hereof, the Interest Payment Dates for Fixed Rate Notes, including Fixed Rate Amortizing Notes, will occur semi-annually on each January 15 and July 15 and the Regular Record Dates will be each January 1 and July 1 (whether or not a Business Day). If any Interest Payment Date or the Maturity Date for any Fixed Rate Note is a day that is not a Business Day, all payments to be made on such day with respect to such Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable as a result of such delayed payment.

            Unless otherwise specified on the face hereof, if this Note is an Amortizing Note, payments with respect to this Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Note is an Amortizing Note, a table setting forth repayment information in respect to this Note will be provided herein to the original purchaser hereof and will be available, upon request, to subsequent Holders.

            All percentages resulting from any calculations with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Note will be rounded to the nearest cent

(with one-half cent being rounded upward) or in the case of a Specified Currency other than U.S. dollars, to the nearest unit of such Specified Currency (with one-half unit being rounded upwards).

            "Business Day," as used in this Note, means any day, other than a Saturday or Sunday that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation, or executive order to close in The City of New York; provided, however, that, if the Specified Currency is other than U.S. dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, such day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

            "Principal Financial Center" means the capital city of the country issuing the Specified Currency; provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, Johannesburg and Zurich, respectively.

            The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, except as otherwise provided below, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the Holder of this Note.

            If the Specified Currency shown on the face hereof is other than U.S. dollars, except as provided below, payments of interest and principal (and premium, if any) with respect to this Note will be made in U.S. dollars unless the Holder of this Note on the relevant Regular Record Date or on the Maturity Date, as the case may be, has transmitted a written request for such payment in the Specified Currency to the Trustee at its Corporate Trust Office on or prior to such Regular Record Date or a date at least 15 calendar days prior to the Maturity Date, as the case may be. Such request may be delivered by mail, by hand or by cable, telex or any other form of facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Any such request made with respect to this Note by a Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to this Note payable to such Holder, until such request is revoked by written notice delivered to the Trustee on or prior to the relevant Regular Record Date or a date at least 15 calendar days prior to the Maturity Date, as the case may be (but no such revocation may be made with respect to payments made on this Note if an Event of Default has occurred with respect hereto or upon the giving of a notice of redemption). A Holder whose Note is registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

            The U.S. dollar amount to be received by the Holder of this Note who does not elect to receive payments in the Specified Currency will be based on the highest bid quotation for the purchase of U.S. dollars in exchange for the Specified Currency received by the Exchange Rate Agent (as defined below) at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes scheduled to receive U.S. dollar payments and at which such quoting dealer commits to execute a contract. All exchange rate costs associated with any payment in U.S. dollars on this Note will be borne by the Holder by deductions from such payment. If fewer than three such bid quotations are available at 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, such payment will be made in the Specified Currency. Any exchange rate agent (the "Exchange Rate Agent") with respect to this Note is specified on the face hereof.

            If any payment of principal, premium, if any, and/or interest in respect of this Note is required to be made in the Specified Currency and the Specified Currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled to satisfy its obligations to the Holder of this Note by making payments in U.S. dollars. The amount of each such payment of U.S. dollars shall be computed on the basis of the Market Exchange Rate, as such payment shall be determined by the Exchange Rate Agent, on the second Business Day prior to such payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. "Market Exchange Rate", for a Specified Currency other than U.S. dollars, means the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes or, if not so certified, as otherwise determined by the Federal Reserve Bank of New York.

            The Company agrees to indemnify the Holder of this Note against any loss incurred by the Holder hereof as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order requiring payment in a currency or composite currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of entering such judgment or order, and (ii) the rate of exchange at which the Holder hereof, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by it, as the case may be. The foregoing indemnity constitutes a separate and independent obligation of the Company and continues in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

            All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

            SECTION 3. Redemption. This Note will be redeemable at the option of the Company prior to the Stated Maturity Date only if a Redemption Date or Redemption Dates or if an Initial Redemption Date are specified on the face hereof. If a Redemption Date or Redemption Dates are specified, this Note will be subject to redemption at the option of the Company on such Redemption Date or Redemption Dates, as the case may be. If an Initial Redemption Date is specified, this Note will be subject to redemption at the option of the Company on any date on and after such Initial Redemption Date. Redemptions occurring on any Redemption Date or on or after any an Initial Redemption Date will be made, in either case, in whole or from time to time in part in increments of $1,000 or other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or such other integral multiple of an Authorized Denomination), at the Redemption Price (as defined below), plus unpaid interest accrued thereon to but excluding the Redemption Date or the Initial Redemption Date, as the case may be, but payments due with respect to this Note prior to the Redemption Date or the Initial Redemption Date, as the case may be, will be payable to the Holder of this Note of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 calendar days prior to the Redemption Date or the Initial Redemption Date, as the case may be, in accordance with the provisions of the Indenture. In the event of redemption of this Note in part only, this Note will be cancelled and a new Note or Notes of like tenor representing the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

            "Annual Redemption Percentage Reduction" means the Annual Redemption Percentage Reduction specified on the face hereof.

            "Initial Redemption Date" means the Initial Redemption Date specified on the face hereof.

            "Initial Redemption Percentage" means the Initial Redemption Percentage specified on the face hereof.

            "Redemption Date" means the Redemption Date or any of the Redemption Dates specified on the face hereof.

            "Redemption Price" means an amount equal to (i) 100% of the principal amount to be redeemed or (ii) the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed.

            The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid amount thereof to be redeemed.

            SECTION 4. Repayment at Option of Holder. This Note will be subject to repayment by the Company at the option of the Holder hereof prior to the Stated Maturity Date on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or, from time to time, in part in increments of $1,000 or such other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or such other minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the "Repayment Date"). For this Note to be repaid, the Trustee must receive at its Corporate Trust Office not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note and [the form thereon entitled "Option to Elect Repayment" duly completed](1) [instructions to such effect forwarded by the Holder hereof](2) Exercise of such repayment option

--------------------
(1)  Applicable to certificated Notes only.
(2)  Applicable to Book-Entry Securities only.

by the Holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes of like tenor representing the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

            If this Note is a Book-Entry Security as specified on the face hereof, while this Note is represented by one or more Book-Entry Securities registered in the name of the Depositary or its nominee, the option for repayment may be exercised by a participant that has an account with the Depositary, on behalf of the beneficial owner of this Note, by delivering a written notice substantially similar to the form below entitled "Option to Elect Repayment" duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to an Optional Repayment Date. A notice of election from a participant on behalf of the beneficial owner of this Note to exercise the option to have this Note repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of this Note must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner of this note should consult the participant through which such beneficial owner owns its interest herein for the deadline for such participant. All notices shall be executed by a duly authorized officer of such participant (with signatures guaranteed) and will be irrevocable. In addition, the beneficial owner of this Note shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Note, on the Depositary's records, to the Trustee.

            SECTION 5. Company Purchase of Note at Option of Holder. Upon the occurrence of a Change in Control Triggering Event with respect to the Notes, each Holder of such Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount in denominations of $1,000 or integral multiples thereof (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in the Specified Currency), at a purchase price equal to 101% of the principal amount thereof on any Change in Control Payment Date plus accrued and unpaid interest, if any, to the Change in Control Payment Date. The Holder of this Note may elect to have this Note or a portion thereof, in an Authorized Denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change in Control Notice.

            If this Note is a Book-Entry Security as specified on the face hereof, while this Note is represented by one or more Book-Entry Securities registered in the name of the Depositary or its nominee, the option of the Holder to cause the Company to purchase this Note may be exercised by a participant that has an account with the Depositary, on behalf of the beneficial owner of this Note, by delivering a Purchase Notice (as defined in Section 701 of the Third Supplemental Indenture) duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), before the close of business on the Business Day (as defined in the Senior Indenture) immediately prior to the date that is 60 Business Days (as defined in the Senior Indenture) after the occurrence of a Change in Control Triggering Event. A notice of election from a participant on behalf of the beneficial owner of this Note to exercise the option to have this Note repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of this Note must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner of this note should consult the participant through which such beneficial owner owns its interest herein for the deadline for such participant. All notices shall be executed by a duly authorized officer of such participant (with signatures guaranteed) and will be irrevocable. In addition, the beneficial owner of this Note shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Note, on the Depositary's records, to the Trustee.

            SECTION 6. Sinking Fund. This Note is not subject to, or entitled to the benefits of, a sinking fund.

            SECTION 7. Discount Notes. If this Note is a Discount Note as specified on the face hereof, the amount payable to the Holder of this Note in the event of redemption, repayment, or acceleration of maturity will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and
(2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date, or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

            For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

            SECTION 8. Events of Default. If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Note is a Discount Note, the amount so declared to be due and payable will be the accreted amount of this Note as of the date of such declaration as specified under Section 7.

            SECTION 9. Modification or Waiver; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected at any time by the Company and the Trustee with the consent of the Holders of a majority of aggregate principal amount or at least two-thirds of the aggregate principal amount, as applicable, of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the
registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates herein prescribed.

            SECTION 10. Discharge, Legal Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions specified therein, which provisions apply to this Note.

            SECTION 11. Authorized Denominations. The Notes are issuable only in fully registered global or fully registered certificated form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 (or the minimum Authorized Denomination specified on the face hereof) in excess thereof; provided, however, that the minimum denominations of any Foreign Currency Notes shall be specified on the face hereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes are exchangeable for Notes of this series of like aggregate principal amount and like Stated Maturity Date and with like terms and conditions of a different Authorized Denomination, as requested by the Holder surrendering the same.

            SECTION 12. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Trustee at the Corporate Trust Office, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions of Authorized Denominations and for the same Stated Maturity Date and aggregate principal amount, will be issued to the designated transferee or transferees.

            If this Note is a Book-Entry Security as specified on the face hereof, this Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Book-Entry Security will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than certain exchanges not involving any transfer).

            SECTION 13. Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

            SECTION 14. Governing Law. The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

            SECTION 15. Defined Terms. All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" will be deemed to include the Notes.

                            OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at_____________________________________________________________________________.
        (Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, not more than 60 nor less than 30 calendar days prior to the Repayment Date, (i) this Note with this "Option to Elect Repayment" form duly completed or, (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number of a description of the tenor and term of this Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note to be repaid, together with this "Option to Elect Repayment" duly completed, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; however, such telegram, telex, facsimile transmission, or letter shall only be effective if this Note and form duly completed are received by the Trustee by such fifth Business Day.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


Principal Amount
to be Repaid:  $_______________


Dated:_________________________



_______________________________                 ______________________________
Signature of Registered Holder                  Signature Guaranteed



Notice: The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

In connection with the Change in Control Notice made pursuant to Section 701 of the Third Supplemental Indenture, the undersigned hereby elects to have the entire principal amount or the portion hereof specified below repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay an amount in cash equal to 101% of the principal amount indicated below plus accrued and unpaid interest thereon, if any to the Change in Control Payment Date, to the undersigned at:

_______________________________________________________.
(Please print or typewrite name and address of the undersigned)

For the Company to repurchase this Note, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, prior to the close of business on the Business Day (as defined in the Indenture) preceding the Purchase Date, this Note accompanied by this "Option of Holder to Elect Purchase" form duly completed.

If less than the entire principal amount of this Note is to be repurchased, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the Specified Currency)) which the Holder elects to have repurchased and specify the denomination or denominations (which shall be in increments of $1,000 and integral multiples thereof (or if the Specified Currency is other than U.S. dollars, the equivalent thereof in the Specified Currency)) of the Notes to be issued to the Holder for the portion of this Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased).


Principal Amount
to be Repurchased:  $_____________


Dated:_________________________



_______________________________                 ______________________________
Signature of Registered Holder                  Signature Guaranteed



Notice: The signature(s) on this Option of Holder to Elect Purchase must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

            TEN COM     -     as tenants in common
            TEN ENT     -     as tenants by the entireties
            JT TEN      -     as joint tenants with right of survivorship and
                              not as tenants in common


            UNIF GIFT MIN ACT                    Custodian
                              --------------------------------------------------

                                     (Cust)                              (Minor)

                                         Under Uniform Gifts to Minors Act
                                   ---------------------------------------------
                                                      (State)

            Additional abbreviations may also be used though not in the above list.

                                   -------------------------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


      PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

       --------------------------------------------------------
      |                                                        |
       --------------------------------------------------------



      --------------------------------------------------------------------------
              PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
      OF ASSIGNEE




      --------------------------------------------------------------------------
      the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

      Dated:
            -------------------     --------------------------------------------

                           Signature
                                    Sign exactly as name appears on the front of this Note [SIGNATURE MUST BE GUARANTEED by a commercial bank, a trust company or by a member of the New York Stock Exchange]

      NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                                                                       EXHIBIT B

                          [FORM OF FLOATING RATE NOTE]



                                 [Face of Note]

CUSIP NO._______                     AMERCO         PRINCIPAL AMOUNT: __________

REGISTERED NO. FLR-___          MEDIUM-TERM NOTE

                                 (Floating Rate)

            [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

            THIS NOTE IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN THE TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.](1)

            The following summary of terms is subject to the information set forth on the reverse hereof:


--------------------
(1)   Applicable to Book-Entry Securities only.

INTEREST RATE BASIS          ORIGINAL ISSUE DATE:       STATED MATURITY DATE:
OR BASES:
   IF LIBOR:                              IF CMT RATE:
        [ ] LIBOR Reuters                        [ ] CMT Telerate Page 7051
            Page:                                [ ] CMT Telerate Page 7052
        [ ] LIBOR Telerate                       [ ] Weekly Average
            Page:                                [ ] Monthly Average
        LIBOR Currency:


INDEX MATURITY:           INITIAL INTEREST RATE: %  INTEREST PAYMENT DATE(S):

SPREAD (PLUS OR MINUS):   SPREAD MULTIPLIER:        INITIAL INTEREST RESET DATE:

MINIMUM INTEREST RATE: %  MAXIMUM INTEREST RATE: %  INTEREST RESET DATE(S):

REDEMPTION DATE:

INITIAL REDEMPTION DATE:  INITIAL REDEMPTION        ANNUAL REDEMPTION PERCENTAGE
                          PERCENTAGE: %             REDUCTION: %

OPTIONAL REPAYMENT        CALCULATION AGENT:        [ ] CHECK IF DISCOUNT NOTE
DATE(S):                                            Issue Price %


INTEREST CATEGORY:                     DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note         [ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate Note            from         to          .
     Fixed Rate Commencement Date:     [ ] Actual/360 for the period
     Fixed Interest Rate: %                  from         to          .
[ ] Inverse Floating Rate Note         [ ] Actual/Actual for the period
     Fixed Interest Rate: %                  from         to          .
                                       Applicable Interest Rate Basis:

SPECIFIED CURRENCY:                    AUTHORIZED DENOMINATION:
[ ] United States dollars              [ ] $1,000 and integral multiples thereof
[ ] Other:                             [ ] Other:

EXCHANGE RATE AGENT:

ADDENDUM ATTACHED
[ ] Yes
[ ] No

OTHER/ADDITIONAL PROVISIONS:


            AMERCO, a corporation duly organized and existing under the laws of Nevada (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________________________________ or
registered assigns, the principal sum specified above on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date), and to pay interest thereon from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

            Interest will be paid in arrears on the Interest Payment Date or Dates specified above, at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below) until the principal hereof is paid or made available for payment and on the Maturity Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the Regular Record Date (as defined below) specified above next preceding such Interest Payment Date. The first payment of interest on any Note originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date (as defined in the Indenture) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. "Regular Record Date" means, with respect to an applicable Interest Payment Date, the fifteenth calendar day, whether or not a Business Day, immediately preceding such Interest Payment Date.

            If this Note is a Book-Entry Security as specified above, while this
Note is represented by one or more Book-Entry Securities registered in the name of the Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such Book-Entry Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

            Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon submission of a duly completed election form of "Option to Elect Repayment" or, in the case of any Change in Control Purchase, a duly completed Purchase Notice, together with a duly completed form of "Option of Holder to Elect Purchase", in each case, as contemplated on the reverse hereof) at the corporate trust office of the Trustee (the "Corporate Trust Office") maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine; provided, however, that if the Specified Currency specified above is other than United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed election form of "Option to Elect Repayment" or, in the case of any Change in Control Purchase, a duly completed Purchase Notice, together with a duly completed form of "Option of Holder to Elect Purchase") is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided, however, that a Holder of U.S. $10,000,000 (or, if the Specified Currency is other than

United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

            The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed upon the Holder of this Note. If this Note is a certificated Note as specified above, payment of the principal, premium, if any, and interest payable on the Maturity Date in respect of this Note will be made in immediately available funds upon surrender of this Note accompanied by wire instructions at the Corporate Trust Office of the Trustee, provided that this
Note is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF AND THE ATTACHED ADDENDUM, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

            Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
AMERCO


By:___________________________________________________
Authorized Signatory


Attest:_______________________________________________

Its:__________________________________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of a series of Securities
issued under the within-mentioned
Third Supplemental Indenture and
Senior Indenture.


THE BANK OF NEW YORK,
   as Trustee


By:______________________________________________
     Authorized Signatory

                                [Reverse of Note]

                                     AMERCO

                                MEDIUM-TERM NOTE

               SECTION 1. General. This Note is one of a duly authorized series of Securities of the Company (the "Notes"), issued and to be issued in one or more series under a Senior Indenture, dated as of April 1, 1999 (the "Senior Indenture") and the Third Supplemental Indenture, dated as of August 30, 2001 (the "Third Supplemental Indenture" and together with the Senior Indenture, the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated as "Medium-Term Notes Due Nine Months or More From Date of Issue". The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions and may otherwise vary, all as provided in the Indenture. All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to said terms in the Indenture or on the face hereof, as the case may be.

               SECTION 2. Interest Rate Calculations; Payments. The interest rate borne by this Note will be determined as follows: (i) Unless the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note" or the face hereof specifies that either "Other/Additional Provisions" or an Addendum hereto applies, in each case, relating to a different interest rate formula, this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or specified on the face hereof or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases
(a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate; (ii) If the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that
(y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and
(z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no Fixed Interest Rate is so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date; (iii) if the Interest Category of this Note is specified on the face hereof as an "Inverse Floating Rate Note", then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; provided, however, that, unless otherwise specified on the face hereof or in an Addendum hereto, the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate. The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to this Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to this Note by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate. Specified on the face hereof is the Interest Rate Basis and the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate, if any, applicable to this Note. Specified on the face hereof are particulars as to the Calculation Agent (unless otherwise specified, the Trustee (in such capacity, the "Calculation Agent")), Index Maturity, Original Issue Date, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date specified on the face hereof (the "Initial Interest Rate"), Interest Determination Dates, Interest Payment Dates, Regular Record Dates and Interest Reset Dates with respect to this Note.

               Except as set forth above or specified on the face hereof or in an Addendum hereto, the interest rate in effect on each day shall be based on:
(i) if such day is an Interest Reset Date, the rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date; or (ii) if such day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date; provided, however, that the interest rate for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

               Except as provided below, the Interest Payment Dates for the payment of interest and, if this Note is an Amortizing Note, principal on this Note will be (i) if this Note resets daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (ii) if this Note resets quarterly, the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (iii) if this Note resets semiannually, the third Wednesday of the two months of each year specified on the face hereof; and (iv) if this Note resets annually, the third Wednesday of the one month of each year specified on the face hereof; and, in each case, on the Maturity Date. If any Interest Payment Date, other than the Maturity Date, for this Note is not a Business Day for this Note, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day for this Note, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date for this Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest to be made on such day with respect to this Note will be made on the next that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date.

               The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for this Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Date will be, if this Note resets daily, each Business Day for this Note; if this Note resets weekly (unless the Interest Rate Basis specified on the face hereof is the Treasury
Rate), the Wednesday of each week; if this Note resets weekly and the Interest Rate Basis specified on the face hereof is the Treasury Rate, the Tuesday of each week; if this Note resets monthly (unless the Interest Rate Basis specified on the face hereof is the Eleventh District Cost of Funds Rate), the third Wednesday of each month; if this Note resets monthly and the Interest Rate Basis specified on the face hereof is the Eleventh District Cost of Funds Rate, the first calendar day of the month; if this Note resets quarterly, the third Wednesday of each March, June, September and December; if this Note resets semiannually, the third Wednesday of the two months of each year specified on the face hereof; and if this Note resets annually, the third Wednesday of the one month of each year specified on the face hereof; provided, however, that with respect to Floating Rate/Fixed Rate Notes, the interest rate thereon will not reset after the particular Fixed Rate Commencement Date. If the Interest Reset Date is not a Business Day for this Note, the Interest Reset Date will be postponed to the next succeeding Business Day for this Note, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. In addition, if the Interest Rate Basis specified on the face hereof is Treasury Rate, if the applicable Interest Determination Date would otherwise fall on an Interest Reset Date, the applicable Interest Reset Date will be postponed to the next succeeding Business Day. Each adjusted rate will be applicable on and after the Interest Reset Date to which it relates to but excluding the next succeeding Interest Reset Date or until the Maturity Date.

               The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be determined by the Calculation Agent specified on the face hereof as of the applicable Interest Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR shall be the second London Banking Day immediately preceding the applicable Interest Reset Date, unless the LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, although such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. The "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding day that is a Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

               "Business Day", as used in this Note, means any day, other than a Saturday or Sunday that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation, or executive order to close in the in The City of New York; provided, however, that, if the Specified Currency is other than U.S. dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day must not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the

Specified Currency is Euro, such day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Notes, as to which LIBOR is an applicable Interest Rate Basis, such day must also be a London Banking Day.

               "Principal Financial Center" means, as applicable: (i) the capital city of the country issuing the Specified Currency; or (ii) the capital city of the country to which the LIBOR Currency relates; provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, Johannesburg and Zurich, respectively.

               "London Banking Day" means a day on which commercial banks are open for business (including dealings in the LIBOR Currency (as defined below)) in London.

               "LIBOR Currency" means the currency specified on the face hereof as to which LIBOR will be calculated. If no such currency is specified on the face hereof, the LIBOR Currency will be U.S. dollars.

               "Index Maturity" means the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

               The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than U.S. dollars, except as otherwise provided below, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into U.S. dollars for payment to the Holder of this Note.

               Unless otherwise specified on the face hereof, if this Note is an Amortizing Note, payments with respect to this Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Note is an Amortizing Note, a table setting forth repayment information in respect to this Note will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

               Unless otherwise specified on the face hereof, payments on this Note with respect to any Interest Payment Date or Maturity Date will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or such Maturity Date. Accrued interest is calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day from the Original Issue Date, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, CD Rate, Federal Funds Rate, Eleventh District Cost of Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year, if the Interest Rate Basis specified on the face hereof is CMT Rate or Treasury Rate. The interest factor for this Note, if it is calculated with reference to two or more Interest Rate Bases, will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified on the face hereof applied.

               The Calculation Agent will calculate the interest rate on this Note, as provided below. The Calculation Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date.

               Notwithstanding the determination of the interest rate as provided below, the interest rate on this Note for any interest period will not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States law of general application. A "Maximum Interest Rate" is a maximum numerical limitation, or ceiling, that may accrue during any Interest Reset Period. A "Minimum Interest Rate" is a minimum numerical limitation, or floor, that may accrue during any Interest Reset Period.

Determination of CD Rate. If the Interest Rate Basis specified on the face hereof is CD Rate, the interest rate determined with respect to any CD Interest Determination Date will be the CD Rate on such CD Interest Determination Date plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

           "CD Rate" means (i) the rate on the particular Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "CDs (secondary market);" (ii) or if the rate referred to in clause (i) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable U.S. dollar certificates of deposit of the particular Index Maturity as published in
H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market);" or (iii) if the rate referenced to in clause (ii) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in such market at such time; or (iv) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (iii), the CD Rate in effect on the particular Interest Determination Date.

           "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

           "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http:/www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.


Determination of CMT Rate. If the Interest Rate Basis specified on the face hereof is CMT Rate, the interest rate determined with respect to any Interest Determination Date will be the CMT Rate on such Interest Determination Date plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

           "CMT Rate" means, with respect to any Interest Determination Date:

(1)      if CMT Telerate Page 7051 is specified on the face hereof:

            (a) the percentage equal to the yield for United States Treasury securities at "Constant Maturity" having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Treasury Constant Maturities;" as such yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on such service) ("Telerate Page 7051"), for the particular Interest Determination Date; or

            (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "Constant Maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities;" or

            (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

            (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their Affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in such market at such time; or

            (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

            (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in such market at such time; or

            (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the

      Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

            (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

(2)   if CMT Telerate Page 7052 is specified on the face hereof:

            (a) the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "Constant Maturity" having the Index Maturity specified on the face hereof as published in H.15(519) opposite the caption "Treasury Constant Maturities;" as the yield is displayed on Bridge Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

            (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "Constant Maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities;" or

            (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "Constant Maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

            (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

            (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

            (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

            (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

            (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Determination of Commercial Paper Rate. If the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, the interest rate determined with respect to any Interest Determination Date will be the Commercial Paper Rate on such Interest Determination Date plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

           "Commercial Paper Rate" means (i) the Money Market Yield on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Commercial Paper-Nonfinancial;" or (ii) if the rate referred to in clause (i) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial;" or (iii) if the rate referred to in clause (ii) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the Agents or their Affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa;" or the equivalent, from a nationally recognized statistical rating organization; or (iv) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause
(iii), the Commercial Paper Rate in effect on the particular Interest Determination Date.

           "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                       Money Market Yield = D x 360 x 100
                                            --------
                                          360 - (DxM)

where "D" refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the applicable Interest Reset Period.

Determination of Eleventh District Cost of Funds Rate. If the Interest Rate Basis specified on the face hereof is Eleventh District Cost of Funds Rate, the interest rate determined with respect to any Eleventh District Interest Determination Date will be the Eleventh District Cost of Funds Rate on such Eleventh District Interest Determination Date plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof.

               "Eleventh District Cost of Funds Rate" means (i) the rate equal to the monthly weighted-average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on that Interest Determination Date; or (ii) if the rate referred to in clause (i) does not so appear on Telerate Page 7058, the monthly weighted-average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date; or (iii) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

Determination of Federal Funds Rate. If the Interest Rate Basis specified on the face hereof is Federal Funds Rate, the interest rate determined with respect to any Interest Determination Date will be the Federal Funds Rate on such Interest Determination Date plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof.

           "Federal Funds Rate" means, (i) the rate on the particular Interest Determination Date for U.S. dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Telerate Page 120"); or (ii) if the rate referred to in clause (i) does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective);" or (iii) if the rate referred to in clause (ii) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the Agents or their Affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or (iv) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (iii), the Federal Funds Rate in effect on the particular Interest Determination Date.

Determination of LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate determined with respect to any Interest Determination Date will be LIBOR on such Interest Determination Date plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof.

           LIBOR means (i) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or (ii) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or (iii) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (i) or clause (ii), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include Affiliates of the Agents), in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in such market at such time; or (iv) if fewer than two offered quotations referred to in clause
(iii) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include Affiliates of the Agents), in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in such market at such time; or (v) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (iv), LIBOR in effect on the particular Interest Determination Date.


           "LIBOR Page" means either:

           (1) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

           (2) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

Determination of Prime Rate. If the Interest Rate Basis specified on the face hereof is Prime Rate, the interest rate determined with respect to any Interest Determination Date will be the Prime Rate on such Interest Determination Date plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof.

           "Prime Rate" means (i) the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan;" or (ii) if the rate referred to in clause (i) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan;" or (iii) if the rate referred to in clause (ii) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's Prime Rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or (iv) if fewer than four rates referred to in clause (iii) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the Prime Rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include Affiliates of the Agents) in The City of New York selected by the Calculation Agent; or (v) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (iv), the Prime Rate in effect on the particular Interest Determination Date.

           "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.


Determination of Treasury Rate. If the Interest Rate Basis specified on the face hereof if Treasury Rate, the interest rate determined with respect to any Interest Determination Date will be the Treasury Rate on such Interest Determination Date plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof.

           "Treasury Rate" means (i) the rate from the auction held on the Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page on such service) ("Telerate Page 56") or page 57 (or any other page as may replace such page on such service) ("Telerate Page 57"); or (ii) if the rate referred to in clause (i) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High;" or (iii) if the rate referred to in clause (ii) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or (iv) if the rate referred to in clause (iii) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or (v) if the rate referred to in clause (iv) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or (vi) if the rate referred to in clause (v) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their Affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or (vii) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (vi), the Treasury Rate in effect on the particular Interest Determination Date.

           "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                          Bond Equivalent Yield =    D x N
                                                  ------------ x 100
                                                  360 - (D x M)


where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

Other Provisions

           The Calculation Agent will calculate the interest rate on this Note in accordance with the foregoing no later that the Calculation Date.

           All percentages resulting from any calculations with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Note will be rounded to the nearest cent or in the case of a Specified Currency other than U.S. dollars, to the nearest unit of such Specified Currency (with one-half unit being rounded upwards).

           If the Specified Currency shown on the face hereof is other than U.S. dollars, except as provided below, payments of interest and principal (and premium, if any) with respect to this Note will be made in U.S. dollars unless the Holder of this Note on the relevant Regular Record Date or on the Maturity Date, as the case may be, has transmitted a written request for such payment in the Specified Currency to the Trustee at its Corporate Trust Office on or prior to such Regular Record Date or a date at least 15 days prior to the Maturity Date, as the case may be. Such request may be delivered by mail, by hand or by cable, telex or any other form of facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Any such request made with respect to this Note by a Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to this Note payable to such Holder, until such request is revoked by written notice received by the Trustee on or prior to the relevant Regular Record Date or a date 15 days prior to the Maturity Date, as the case may be (but no such revocation may be made with respect to payments made on this Note if an Event of Default has occurred with respect hereto or upon the giving of a notice of redemption). A Holder whose Note is registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

           The U.S. dollar amount to be received by the Holder of this Note who does not elect to receive payments in the Specified Currency will be based on the highest bid quotation for the purchase of U.S. dollars in exchange for the Specified Currency received by the Exchange Rate Agent (as defined below) at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes scheduled to receive U.S. dollar payments and at which such quoting dealer commits to execute a contract. All exchange rate costs associated with any payment in U.S. dollars on this Note will be borne by the Holder by deductions from such payment. If fewer than three such bid quotations are available at 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, such payment will be made in the Specified Currency. Any exchange rate agent (the "Exchange Rate Agent") with respect to this Note is specified on the face hereof.

           If any payment of principal, premium, if any, and/or interest in respect of this Note is required to be made in the Specified Currency and if the Specified Currency is unavailable, due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled to satisfy its obligations to the Holder of this Note by making payments in U.S. dollars. The amount of each such payment of U.S. dollars shall be computed on the basis of the Market Exchange Rate, as such payment shall be determined by the Exchange Rate Agent, on the second Business Day prior to such payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. "Market Exchange Rate," for a Specified Currency other than U.S. dollars, means the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

           The Company agrees to indemnify the Holder of this Note against any loss incurred by the Holder hereof as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order requiring payment in a currency or composite currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of entering such judgment or order, and (ii) the rate of exchange at which the Holder hereof, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by it, as the case may be. The foregoing indemnity constitutes a separate and independent obligation of the Company and continues in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

           All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

           SECTION 3. Redemption. This Note will be redeemable at the option of the Company prior to the Stated Maturity Date only if a Redemption Date or Redemption Dates or if an Initial Redemption Date are specified on the face hereof. If a Redemption Date or Redemption Dates are specified, this Note will be subject to redemption at the option of the Company on such Redemption Date or Redemption Dates, as the case may be. If an Initial Redemption Date is specified, this Note will be subject to redemption at the option of the Company on any date on and after such Initial Redemption Date. Redemptions occurring on any Redemption Date or on or after any an Initial Redemption Date will be made, in either case, in whole or from time to time in part in increments of $1,000 or other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or such other integral multiple of an Authorized Denomination), at the Redemption Price (as defined below), plus unpaid interest accrued thereon to but excluding the Redemption Date or the Initial Redemption Date, as the case may be, but payments due with respect to this Note prior to the Redemption Date or the Initial Redemption Date, as the case may be, will be payable to the Holder of this Note of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail to the Holder of this Note a notice of such redemption, at least 30 but not more than 60 calendar days prior to the Redemption Date or the Initial Redemption Date, as the case may be, in accordance with the provisions of the Indenture. In the event of redemption of this Note in part only, this Note will be cancelled and a new Note or Notes of like tenor representing the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

           "Annual Redemption Percentage Reduction" means the Annual Redemption Percentage Reduction specified on the face hereof.

           "Initial Redemption Date" mean the Initial Redemption Date specified on the face hereof.

           "Initial Redemption Percentage" means the Initial Redemption Percentage specified on the face hereof.

           "Redemption Date" means the Redemption Date or Redemption Dates specified on the face hereof.

           "Redemption Price" means an amount equal to (i) 100% of the principal amount to be redeemed or (ii) the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage, if applicable) multiplied by the unpaid principal amount thereof to be redeemed.

           The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid amount thereof to be redeemed.


           SECTION 4. Repayment at Option of Holder. This Note will be subject to repayment by the Company at the option of the Holder hereof prior to the Stated Maturity Date on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or from time to time in part in increments of $1,000 or such other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or such other minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the "Repayment Date"). For this Note to be repaid, the Trustee must receive at its Corporate Trust Office not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note and [the form thereon entitled "Option to Elect Repayment" duly completed](1) [instructions to such effect forwarded by the Holder hereof](2). Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes of like tenor representing the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

           If this Note is a Book-Entry Security as specified on the face hereof, while this Note is represented by one or more Book-Entry Securities registered in the name of the Depositary or its nominee, the option for repayment may be exercised by a participant that has an account with the Depositary, on behalf of the beneficial owner of this Note, by delivering a written notice substantially similar to the form below entitled "Option to Elect Repayment" duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to an Optional Repayment Date. A notice of election from a participant on behalf of the beneficial owner of this Note to exercise the option to have this Note repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of this Note must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner of this

     ------------------------
     (1)  Applicable to certificated Notes only.
     (2)  Applicable to Book-Entry Securities only.

note should consult the participant through which such beneficial owner owns its interest herein for the deadline for such participant. All notices shall be executed by a duly authorized officer of such participant (with signatures guaranteed) and will be irrevocable. In addition, the beneficial owner of this Note shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Note, on the Depositary's records, to the Trustee.

           SECTION 5. Company Purchase of Note at Option of Holder. Upon the occurrence of a Change in Control Triggering Event with respect to the Notes, each Holder of such Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount in denominations of $1,000 or integral multiples thereof (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in the Specified Currency), at a purchase price equal to 101% of the principal amount thereof on any Change in Control Payment Date plus accrued and unpaid interest, if any, to the Change in Control Payment Date. The Holder of this Note may elect to have this Note or a portion thereof, in an Authorized Denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change in Control Notice.

           If this Note is a Book-Entry Security as specified on the face hereof, while this Note is represented by one or more Book-Entry Securities registered in the name of the Depositary or its nominee, the option of the Holder to cause the Company to purchase this Note may be exercised by a participant that has an account with the Depositary, on behalf of the beneficial owner of this Note, by delivering a Purchase Notice (as defined in Section 701 of the Third Supplemental Indenture) duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), before the close of business on the Business Day (as defined in the Senior Indenture) immediately prior to the date that is 60 Business Days (as defined in the Senior Indenture) after the occurrence of a Change in Control Triggering Event. A notice of election from a participant on behalf of the beneficial owner of this Note to exercise the option to have this Note repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of this Note must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner of this note should consult the participant through which such beneficial owner owns its interest herein for the deadline for such participant. All notices shall be executed by a duly authorized officer of such participant (with signatures guaranteed) and will be irrevocable. In addition, the beneficial owner of this Note shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Note, on the Depositary's records, to the Trustee.

           SECTION 6. Sinking Fund. This Note is not subject to, or entitled to the benefits of, a sinking fund.

           SECTION 7. Discount Notes. If this Note is a Discount Note as specified on the face hereof, the amount payable to the Holder of this Note in the event of redemption, repayment, or acceleration of maturity will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and
(2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date, or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

           For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

           SECTION 8. Events of Default. If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Note is a Discount Note, the amount so declared to be due and payable will be the accreted amount of this Note as of the date of such declaration as specified under Section 7.

           SECTION 9. Modification or Waiver; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected at any time by the Company and the Trustee with the consent of the Holders of a majority of aggregate principal amount or at least two-thirds of the aggregate principal amount, as applicable, of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

           No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates, herein prescribed.

           SECTION 10. Discharge, Legal Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions specified therein, which provisions apply to this Note.

           SECTION 11. Authorized Denominations. The Notes are issuable only in fully registered global or fully registered certificated form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 (or, the minimum Authorized Denomination specified on the face hereof) in excess thereof; provided, however, that the minimum denominations of any Foreign Currency Notes shall be specified on the face hereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes are exchangeable for Notes of this series of like aggregate principal amount and like Stated Maturity Date and with like terms and conditions of a different Authorized Denomination, as requested by the Holder surrendering the same.

           SECTION 12. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Trustee at its Corporate Trust Office) duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

           If this Note is a Book-Entry Security as specified on the face hereof, this Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Book-Entry Security will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

           No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith (other than certain exchanges not involving any transfer).

           SECTION 13. Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

           SECTION 14. Governing Law. The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

           SECTION 15. Defined Terms. All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture, and all references in the Indenture to "Security" or "Securities" will be deemed to include the Notes.

                            OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at_____________________________________________________________________________.
        (Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, not more than 60 nor less than 30 calendar days prior to the Repayment Date, (i) this Note with this "Option to Elect Repayment" form duly completed or, (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number of a description of the tenor and term of this Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note to be repaid, together with this "Option to Elect Repayment" duly completed, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; however, such telegram, telex, facsimile transmission, or letter shall only be effective if this Note and form duly completed are received by the Trustee by such fifth Business Day.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


Principal Amount
to be Repaid:  $_____________



Dated:______________________



----------------------------                     ----------------------------
Signature of Registered Holder                   Signature Guaranteed



Notice: The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE


In connection with the Change in Control Notice made pursuant to Section 701 of the Third Supplemental Indenture, the undersigned hereby elects to have the entire principal amount or the portion hereof specified below repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay an amount in cash equal to 101% of the principal amount indicated below plus accrued and unpaid interest thereon, if any to the Change in Control Payment Date, to the undersigned at:

-------------------------------------------------------.
(Please print or typewrite name and address of the undersigned)

For the Company to repurchase this Note, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, prior to the close of business on the Business Day (as defined in the Indenture) preceding the Purchase Date, this Note accompanied by this "Option of Holder to Elect Purchase" form duly completed.

If less than the entire principal amount of this Note is to be repurchased, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the Specified Currency)) which the Holder elects to have repurchased and specify the denomination or denominations (which shall be in increments of $1,000 and integral multiples thereof (or if the Specified Currency is other than U.S. dollars, the equivalent thereof in the Specified Currency)) of the Notes to be issued to the Holder for the portion of this Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased).


Principal Amount
to be Repurchased:  $_____________


Dated:______________________



----------------------------                      ----------------------------
Signature of Registered Holder                    Signature Guaranteed



Notice: The signature(s) on this Option of Holder to Elect Purchase must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -  as tenants in common
         TEN ENT -  as tenants by the entireties
         JT TEN     -  as joint tenants with right of survivorship and not as
                       tenants in common


         UNIF GIFT MIN ACT                Custodian
                           ------------------------------------------

                                (Cust)                            (Minor)

                                   Under Uniform Gifts to Minors Act
                                 -------------------------------------------
                                                (State)

         Additional abbreviations may also be used though not in the above list.


                            -----------------------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

     ------------------------------------------------

     ------------------------------------------------


--------------------------------------------------------------------------------
   PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


 Dated:________________________      ___________________________________________

                                    Signature
                                            Sign exactly as name appears on the
                                            front of this Note [SIGNATURE MUST
                                            BE GUARANTEED by a commercial bank,
                                            a trust company or by a member of
                                            the New York Stock Exchange]

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.